As filed with the Securities and Exchange Commission on August 10, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MOONLAKE IMMUNOTHERAPEUTICS

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39630	98-1711963
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

Dorfstrasse 29

6300 Zug

Switzerland

41 415108022

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Walkers (Cayman) LLP

190 Elgin Avenue

George Town, Grand Cayman

KY1-9008, Cayman Islands

+1 (345) 949-0100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Ryan A. Murr
Branden C. Berns
Gibson, Dunn & Crutcher LLP
One Embarcadero, Suite 2600
San Francisco, CA 94111-3715
(415) 393-8373

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement contains the following documents:

●	a base prospectus which covers the offering, issuance and sale by us of an indeterminate amount of ordinary shares, preference shares, debt securities, warrants and/or units, in each case from time to time in one or more offerings; and

●	a sales agreement prospectus supplement covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $300,000,000 of our Class A ordinary shares, par value $0.0001 per share, that may be issued and sold under that certain Sales Agreement, dated August 31, 2023, as amended by Amendment No. 1 to Sales Agreement, dated August 10, 2026, with Leerink Partners LLC (as amended, the “Sales Agreement”).

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus other than the shares under the Sales Agreement will be specified in a prospectus supplement to the base prospectus. The specific terms of the securities to be issued and sold under the Sales Agreement are specified in the sales agreement prospectus supplement that immediately follows the base prospectus.

PROSPECTUS

MOONLAKE IMMUNOTHERAPEUTICS

ORDINARY SHARES

PREFERENCE SHARES

DEBT SECURITIES

WARRANTS

UNITS

From time to time, we may issue, in one or more series or classes, an indeterminate number of our ordinary shares, preference shares, debt securities, warrants and/or units, at prices and on terms that we will determine at the time of the offering.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement. If information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus.

You should read this prospectus, the applicable prospectus supplement and any related free writing prospectus carefully, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

Our Class A ordinary shares, par value $0.0001 per share (“Class A Ordinary Shares”), are listed on The Nasdaq Capital Market under the symbol “MLTX.” The last reported sale price of our Class A Ordinary Shares on The Nasdaq Capital Market on August 7, 2026 was $18.26 per share. We recommend that you obtain current market quotations for our Class A Ordinary Shares prior to making an investment decision.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 2 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated August 10, 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3ASR that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should carefully read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

Unless the context otherwise requires or where otherwise indicated, references to “MoonLake,” “we,” “us,” “our,” “our Company,” “the Company” and “our business” refer to MoonLake Immunotherapeutics and its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements for purposes of federal securities laws. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact contained in this prospectus, including, without limitation, statements regarding the following, are forward-looking statements: our future results of operations and financial position, our expectations regarding industry trends, the sufficiency of our cash and cash equivalents, the anticipated sources and uses of cash, the anticipated investments in our business, our business strategy, expectations regarding our clinical programs and the plans and objectives of management for future operations and capital expenditures. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “might,” “possible,” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus contain forward-looking statements that reflect our plans and strategy for our business and related financing. Our actual results and the timing of events could differ materially from those anticipated in the forward-looking statements.

These forward-looking statements are subject to a number of important risks, uncertainties and other factors that could cause actual results to differ materially from those in the forward-looking statements expressed or implied in this prospectus. Such risks, uncertainties and other factors include, among others, the risks, uncertainties and factors set forth in “Risk Factors,” and the following risks, uncertainties and factors:

●	our expected use of our existing cash and the net proceeds from the sale of the securities offered hereby;

●	the potential impacts of raising additional capital, including dilution to our existing shareholders, restrictions on our operations or requirements that we relinquish rights to our technologies or product candidates;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

●	factors relating to our business, operations and financial performance, including, but not limited to:

o	we are substantially dependent on the success of our novel tri-specific Nanobody®, Sonelokimab (“SLK”, also known as M1095/ALX 0761), which we license from Merck Healthcare KGaA, Darmstadt, Germany (“MHKDG”), an affiliate of Merck KGaA, Darmstadt, Germany;

o	our ability to obtain regulatory approval for our products, and any related restrictions or limitations of any approved products;

o	competition and competitive pressures from other global companies in the industries in which we operate;

o	we have incurred significant losses since inception, and we expect to incur significant losses for the foreseeable future and may not be able to achieve or sustain profitability in the future;

o	our ability to manage our growth effectively;

o	the impact of adverse business and economic conditions including inflationary pressures, general economic slowdown or a recession, fluctuating interest rates, new or increased tariffs and other barriers to trade, changes in fiscal and monetary policy or government budget dynamics, the prospect of a shutdown of the United States federal government, conflicts in the Middle East, and significant volatility in commodity prices, including the price of oil and the responses thereto;

o	while we have initiated and completed clinical trials, we have no products approved for commercial sale;

o	we require substantial additional capital to finance our operations, and if we are unable to raise such capital when needed or on acceptable terms, we may be forced to delay, reduce, and/or eliminate one or more of our development programs or future commercialization efforts;

o	our ability to renew existing contracts;

o	our limited operating history;

o	our ability to respond to general economic conditions;

o	securities litigation following periods of volatility in the marketplace or our share price; and

o	the ability to adequately protect our intellectual property rights.

These factors should not be construed as exhaustive and should be read in conjunction with the other factors described under the heading “Risk Factors” in this prospectus and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under the heading “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K, as may be updated by subsequent annual, quarterly and other reports that are incorporated by reference into this prospectus. You should evaluate all forward-looking statements made in this prospectus, including the documents we incorporate by reference, in the context of these risks, uncertainties and other factors.

The forward-looking statements contained in this prospectus are made as of the date hereof and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

THE COMPANY

We are a clinical stage biotechnology company advancing therapies to address significant unmet needs in inflammatory skin and joint diseases. We are currently a single asset company focused on the development of SLK, a novel tri-specific IL-17A and IL-17F inhibiting Nanobody, that we exclusively licensed from MHKDG and that has the potential, based on response levels seen in clinical trials, to drive disease modification in dermatology and rheumatology patients.

SLK is a proprietary Nanobody that was discovered by Ablynx N.V., Belgium, a Sanofi company (“Ablynx”), and previously studied by MHKDG and Avillion LLP under a 2017 co-development agreement. The terms “Nanobody” and “Nanobodies” used herein are registered trademarks of Ablynx. Nanobodies are able to bind selectively to a specific antigen with high affinity. Nanobodies have a fraction of the molecular weight compared to traditional antibodies. They offer a number of potential advantages over traditional monoclonal antibodies, including the potential to create multivalent molecules with enhanced ability to penetrate inflamed tissue, especially when containing an additional albumin binding domain such as SLK, an easier manufacturing process and a higher thermostability.

We currently develop SLK in inflammatory diseases in dermatology and rheumatology where the pathophysiology is known to be driven by IL-17A and IL-17F. This group of diseases comprises our current target diseases, hidradenitis suppurativa, psoriatic arthritis, axial spondyloarthritis, palmoplantar pustulosis, and several other inflammatory conditions, including psoriasis. Our current target diseases affect millions of people worldwide, and we believe there is a need for improved treatment options. We believe that SLK has a differentiated mechanism of action and that its purposefully designed molecular characteristics, including its small size and its albumin binding site, facilitate deep tissue penetration in the skin and joints. We envision SLK as a key therapeutic alternative in our initial target indications and potentially in multiple other IL-17 driven inflammatory conditions.

Corporate Information

We were originally incorporated on August 13, 2020 in the Cayman Islands as a special purpose acquisition company under the name Helix Acquisition Corp., and our subsidiary, MoonLake Immunotherapeutics AG, a Swiss stock corporation (Aktiengesellschaft) registered with the commercial register of the Canton of Zug, Switzerland under the number CHE-433.093.536 (“MoonLake AG”), was incorporated in Switzerland in 2021. On April 5, 2022, MoonLake Immunotherapeutics (formerly known as Helix Acquisition Corp.) consummated the business combination pursuant to that certain Business Combination Agreement dated October 4, 2021 (the “Business Combination Agreement”), by and among Helix Acquisition Corp., MoonLake AG, the existing equityholders of MoonLake AG set forth on the signature pages to the Business Combination Agreement and equityholders of MoonLake AG that executed joinders to the Business Combination Agreement (collectively, the “ML Parties”), Helix Holdings LLC, a Cayman Islands limited liability company and the sponsor of Helix Acquisition Corp., and the representative of the ML Parties (such transactions contemplated by the Business Combination Agreement, collectively, the “Business Combination”). In connection with the consummation of the Business Combination, we changed our name from Helix Acquisition Corp. to MoonLake Immunotherapeutics. Our principal executive office is located in Dorfstrasse 29, 6300 Zug, Switzerland. Our website address is www.moonlaketx.com. Information contained on or accessible through our website is not a part of this prospectus. We have included our website in this prospectus solely as an inactive textual reference.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents that are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement before investing in any of our securities. Our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that you may face.

For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale by us of the securities to which this prospectus relates will be used as working capital, including continuing to advance our pipeline through preclinical studies, clinical trials, regulatory submissions, business development, commercial planning and commercialization, and for general corporate purposes. Our expected use of proceeds from the sale of the securities offered hereby represents our current intentions based on our present plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the proceeds to be received from the sale of the securities offered hereby or the amounts that we will actually spend on the uses set forth above.

Pending the use of the net proceeds, we may invest the proceeds in interest-bearing, investment-grade securities, certificates of deposit or government securities. When we offer and sell the securities to which this prospectus relates, the prospectus supplement related to such offering will set forth our intended use of the proceeds, if any, received from the sale of such securities.

SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF SHARES

The following is a brief description of the material provisions of our shares. Our Class A Ordinary Share is the only class of our securities registered pursuant to Section 12 of the Exchange Act. The following description of our shares does not purport to be complete and is subject to and qualified in its entirety by our Second Amended and Restated Memorandum and Articles of Association (the “MAA”) and the applicable provisions of the Companies Act of the Cayman Islands, as amended (the “Companies Act”). We encourage you to read the MAA and the applicable provisions of the Companies Act for more information.

Authorized and Outstanding Shares

The MAA authorizes the issuance of up to 655,000,000 shares, consisting of:

●	500,000,000 Class A Ordinary Shares;

●	50,000,000 Class B ordinary shares, par value US$0.0001 per share (“Class B Ordinary Shares”);

●	100,000,000 Class C ordinary shares, par value US$0.0001 per share (“Class C Ordinary Shares”); and

●	5,000,000 preference shares, par value US$0.0001 per share (“preference shares”).

Class Rights

In the event of a winding up or dissolution of the Company, whether voluntary or involuntary or for the purposes of a reorganization or otherwise or upon any repayment or distribution of capital, the entitlement of the holders of Class C Ordinary Shares is determined in accordance with the MAA. Class C Ordinary Shares confer no other right to participate in the profits or assets of the Company (including, for the avoidance of doubt, any right to receive a dividend or other distribution).

Class A Ordinary Shares carry the right to receive notice of and to attend, to speak at and to vote at any general meeting of the Company, rights in a winding up or repayment or distribution of capital and the right to participate in the profits or assets of the Company, in each case, in accordance with the MAA.

Except as otherwise provided by the rights attached to any ordinary shares in the MAA, rights attaching to the Class A Ordinary Shares and the Class C Ordinary Shares rank pari passu in all respects, and the Class A Ordinary Shares and Class C Ordinary Shares vote together as a single class on all matters.

The MAA authorizes 5,000,000 preference shares and provides that preference shares may be issued from time to time in one or more series. Our board of directors (the “Board”) is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series.

The Board is able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of the Board to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preference shares issued and outstanding at the date hereof. Although we do not currently intend to issue any preference shares, we cannot assure you that we will not do so in the future.

If at any time the share capital of the Company is divided into different classes of shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may not, whether or not the Company is being wound up, be varied without the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or the approval of a resolution passed by a majority of not less than two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

There are no Class B Ordinary Shares and no Class C Ordinary Shares issued or outstanding.

Register of Members

As required under Cayman Islands law, we keep a register of members that states:

●	the names and addresses of the members, a statement of the shares held by each member and the amount paid or agreed to be considered as paid on the shares of each member and the voting rights of the shares of each member;

●	whether voting rights are attached to the share in issue;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our Company is prima facie evidence of the matters set out therein (i.e., the register of members raises a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. In certain circumstances, the Companies Act permits mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is permitted or not prohibited by the constitutional documents of the company incorporated in another jurisdiction and facilitated by the laws of that other jurisdiction) so as to form a single surviving company.

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve and enter into a written plan of merger or consolidation containing certain prescribed information. That plan of merger or consolidation must then be authorized by (a) a special resolution (usually a majority of shareholders holding at least two-thirds of the voting shares voted at a general meeting) of the shareholders of each company; and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that holds issued shares that together represent 90% of the votes at a general meeting of the subsidiary company) and its subsidiary company, provided the parent company is the surviving entity and a copy of the plan of merger is given to every member of each subsidiary company to be merged, unless that member agrees otherwise. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the Cayman Islands court waives such requirement or makes such order as the Cayman Islands court otherwise considers reasonable. The directors of each company are required to provide a declaration of the assets and liabilities of the company made up to the latest practicable date before the making of the declaration, and are further required to make a declaration to the effect that: (i) the company is able to pay its debts as they fall due and that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the company; (ii) no petition or other similar proceeding has been filed and remains outstanding and that no order has been made or resolution adopted to wind up the company in any jurisdiction; (iii) no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the company, its affairs or its property or any part thereof; (iv) no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the company are and continue to be suspended or restricted; (v) in the case of a constituent company that is not a surviving company, the constituent company has retired from any fiduciary office held or will do so immediately prior to the merger or consolidation; and (vi) where relevant, the company has complied with any applicable requirements under Cayman Islands regulatory laws. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company and the surviving company is the Cayman Islands exempted company, the procedure is similar, save that where the surviving or consolidated company is the Cayman Islands exempted company, the Cayman Islands Registrar of Companies is required to be satisfied in respect of any constituent overseas company that: (i) the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in the jurisdiction in which the foreign company is existing; (iii) no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; (iv) no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted; (v) the foreign company is able to pay its debts as they fall due and that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the foreign company; (vi) in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (vii) the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (viii) there is no other reason why it would be against the public interest to permit the merger or consolidation. The requirements set out in sections (i) to (vii) above shall be met by a director of the Cayman Islands exempted company making a declaration to the effect that, having made due enquiry, they are of the opinion that such requirements have been met, such declaration to include a statement of the assets and liabilities of the foreign company made up to the latest practicable date before making the declaration.

Where the above procedures are adopted, the Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of their shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give their written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for their shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of their intention to dissent including, among other details, a demand for payment of the fair value of their shares; (d) within seven days following the date of the expiration of the period set out in paragraph (c) above or within seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase their shares at a price that the company determines is the fair value and if the company and the shareholder agree to the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree to a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company shall (and any dissenting shareholder may) file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the Cayman Islands court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by (i) in respect of a scheme of arrangement proposed between a company and its shareholders (or any class of shareholder), 75% in value of the shareholders (or each class of shareholder) who attend and vote, either in person or by proxy, at a meeting (or meetings) convened for that purpose; or (ii) a scheme of arrangement proposed between a company and its creditors (or any class of creditors), a majority in number representing 75% in value of the creditors (or each class of creditors) who attend and vote, either in person or by proxy, at a meeting (or meetings) convened for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Cayman Islands court. While a dissenting shareholder would have the right to express to the Cayman Islands court the view that the scheme of arrangement should not be sanctioned, the Cayman Islands court may be expected to sanction the scheme of arrangement if it satisfies itself that:

●	the company is not proposing to act illegally or beyond the scope of its corporate authority and the statutory provisions as to dual majority vote have been complied with;

●	the shareholders have been fairly represented at the meeting in question;

●	the arrangement is such as a businessman would reasonably approve; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement is sanctioned by the Cayman Islands court, the scheme of arrangement will be binding on all of the shareholders (or each class of shareholder) or creditors (or each class of creditor).

If a scheme of arrangement or takeover offer (as described below) is sanctioned by the Cayman Islands court, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.

Squeeze-out Provisions. When a takeover offer is made and accepted by holders of 90% or more in value of the shares to whom the offer relates within four months, the offeror may, within a two-month period after the expiration of the initial four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

No Appraisal Rights. Our shareholders have no rights comparable to appraisal rights, which might otherwise ordinarily be available to dissenting shareholders of United States corporations and allow such dissenting shareholders to receive payment in cash for the judicially determined value of the shares. However, appraisal rights would also not be available to shareholders of a Delaware target in a business combination transaction if the shares of the target were listed on a national securities exchange and target shareholders receive only shares of a corporation which shares are also listed on a national securities exchange.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders’ Suits. In most cases, under Cayman Islands law, the Company will be the proper plaintiff in any claim based on a breach of duty owed to it, and a claim against (for example) the Company’s directors or officers usually may not be brought by a shareholder: in principle, a shareholder does not have a direct right of action against directors of the Company. However, based on Cayman Islands authorities and English authorities (which will be of persuasive authority in the Cayman Islands), there are exceptions to the foregoing principle such that a shareholder may be entitled to bring a derivative action on behalf of the Company, but only in limited circumstances, including but not limited to: the Company acts or proposes to act illegally or ultra vires; the act complained of (although not ultra vires) could be affected if duly authorised by a special resolution that has not been obtained; and those who control the Company are perpetuating a “fraud on the minority.” A shareholder may have a direct right of action against the Company where the individual rights of that shareholder have been or will be infringed. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions.

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed or where the directors have exercised their powers for an improper purpose.

Enforcement of Civil Liabilities. The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

There is uncertainty as to whether the courts of the Cayman Islands will recognize and enforce against the us, our directors and/or executive officers in the United States judgments obtained in the United States courts predicated upon the civil liability provisions of the securities laws of the United States. We have been advised by Walkers (Cayman) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state in the United States; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments with the United States), the courts of the Cayman Islands may, by an action commenced on the judgment obtained in the United States in the courts of the Cayman Islands, recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, the court must have had proper jurisdiction over the parties subject to such judgment as a matter of Cayman Islands conflict of law rules, and such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of multiple damages, taxes or a fine or penalty, or other charges of a like nature, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and/or be of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy), no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and there is due compliance with the correct procedures under the laws of the Cayman Islands. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special Considerations for Exempted Companies. The Company is an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. “Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Certain Anti-takeover Provisions of the MAA

The MAA provides that the Board be classified into three classes of directors, each to be elected for a three-year term.

Our authorized but unissued ordinary shares and preference shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares and preference shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares for at least six months is entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, are subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of ordinary shares then outstanding; or

●	the average weekly reported trading volume of the Class A Ordinary Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Our initial shareholders have been able to sell their founder shares and private placement shares, as applicable, pursuant to Rule 144 without registration since April 5, 2023, one year after the date we completed the Business Combination.

We are no longer a shell company, and the conditions set forth in the exceptions listed above have been satisfied. Accordingly, Rule 144 is available for the resale of the above noted restricted securities.

Transfer Agent

The Transfer Agent and Registrar for the Class A Ordinary Shares and Class C Ordinary Shares is Continental Stock Transfer & Trust Company.

DESCRIPTION OF DEBT SECURITIES

The paragraphs below describe the general terms and provisions of the debt securities we may issue. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus, including any additional covenants or changes to existing covenants relating to such series. The prospectus supplement also will indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. You should read the actual indenture if you do not fully understand a term or the way we use it in this prospectus.

We may offer senior or subordinated debt securities. Each series of debt securities may have different terms. The senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance, between us and the trustee identified in the applicable prospectus supplement, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the “senior indenture.” Any subordinated debt securities will be issued under one or more separate indentures, dated as of a date prior to such issuance, between us and the trustee identified in the applicable prospectus supplement, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the “subordinated indenture” and to the trustee under the senior or subordinated indenture as the “trustee.” The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We included copies of the forms of the indentures as exhibits to our registration statement and they are incorporated into this prospectus by reference.

If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find More Information” to find out how you can obtain a copy of those documents. Except as otherwise indicated, the terms of the indentures are identical. As used under this caption, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.

General

The indentures:

●	do not limit the amount of debt securities that we may issue;

●	allow us to issue debt securities in one or more series;

●	do not require us to issue all of the debt securities of a series at the same time; and

●	allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series.

Unless we give you different information in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other senior unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “Description of Debt Securities—Subordination” and in the applicable prospectus supplement.

Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

The prospectus supplement for each offering will provide the following terms, where applicable:

●	the title of the debt securities and whether they are senior or subordinated;

●	the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;

●	the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into ordinary shares or other securities of ours or the method by which any such portion shall be determined;

●	if convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of ordinary shares or other securities of ours received on conversion;

●	the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

●	the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

●	the date or dates, or the method for determining the date or dates, from which interest will accrue;

●	the dates on which interest will be payable;

●	the record dates for interest payment dates, or the method by which such dates will be determined;

●	the persons to whom interest will be payable;

●	the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

●	any make-whole amount, which is the amount in addition to principal and interest that is required to be paid to the holder of a debt security as a result of any optional redemption or accelerated payment of such debt security, or the method for determining the make-whole amount;

●	the place or places where the principal of, and any premium or make-whole amount, and interest on, the debt securities will be payable;

●	where the debt securities may be surrendered for registration of transfer or conversion or exchange;

●	where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

●	the times, prices and other terms and conditions upon which we may redeem the debt securities;

●	any obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of holders of the debt securities, and the times and prices at which we must redeem, repay or purchase the debt securities as a result of such obligation;

●	the currency or currencies in which the debt securities are denominated and payable if other than United States dollars, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies and the terms and conditions relating thereto, and the manner of determining the equivalent of such foreign currency in United States dollars;

●	whether the principal of, and any premium or make-whole amount, or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, and other related terms and conditions;

●	whether the amount of payments of principal of, and any premium or make-whole amount, or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

●	whether the debt securities will be in registered form, bearer form, or both, and (i) if in registered form, the person to whom any interest shall be payable, if other than the person in whose name the security is registered at the close of business on the regular record date for such interest, or (ii) if in bearer form, the manner in which, or the person to whom, any interest on the security shall be payable if otherwise than upon presentation and surrender upon maturity;

●	any restrictions applicable to the offer, sale or delivery of securities in bearer form and the terms upon which securities in bearer form of the series may be exchanged for securities in registered form of the series and vice versa, if permitted by applicable laws and regulations;

●	whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may, or shall be required to, exchange their interests for other debt securities of the series, and the manner in which interest shall be paid;

●	the identity of the depositary for securities in registered form, if such series are to be issuable as a global security;

●	the date as of which any debt securities in bearer form or in temporary global form shall be dated if other than the original issuance date of the first security of the series to be issued;

●	the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;

●	whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making such a payment;

●	whether and under what circumstances the debt securities being offered are convertible into ordinary shares or other securities of ours, as the case may be, including the conversion price or rate and the manner or calculation thereof;

●	the circumstances, if any, specified in the applicable prospectus supplement, under which beneficial owners of interests in the global security may obtain definitive debt securities and the manner in which payments on a permanent global debt security will be made if any debt securities are issuable in temporary or permanent global form;

●	any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;

●	if the debt securities of such series are to be issuable in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

●	the name of the applicable trustee and the nature of any material relationship with us or any of our affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action;

●	any deletions from, modifications of or additions to our events of default or covenants with regard to such debt securities and any change in the right of any trustee or any of the holders to declare the principal amount of any of such debt securities due and payable;

●	applicable CUSIP numbers; and

●	any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

We may issue debt securities that provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.” The applicable prospectus supplement will describe the United States federal income tax consequences and other relevant considerations applicable to original issue discount securities, including the portion of the principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities.

Except as described in the indentures under “Compliance with Consolidation Provisions” and “Successor Entity” or as may be set forth in any prospectus supplement, the debt securities will not contain any provisions that (i) would limit our ability to incur indebtedness or (ii) would afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving us, or (b) a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets.

Our governing instruments do not define the term “substantially all” as it relates to the sale of assets. Additionally, Delaware cases interpreting the term “substantially all” rely upon the facts and circumstances of each particular case. Consequently, to determine whether a sale of “substantially all” of our assets has occurred, a holder of debt securities must review the financial and other information that we have disclosed to the public.

We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Payment

Unless we give you different information in the applicable prospectus supplement, the principal of, and any premium or make-whole amount, and interest on, any series of the debt securities will be payable at the corporate trust office of the trustee. We will provide you with the address of the trustee in the applicable prospectus supplement. We may also pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium or make-whole amount, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

Denomination, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000.

Subject to the limitations imposed upon debt securities that are evidenced by a computerized entry in the records of a depository company rather than by physical delivery of a note, a holder of debt securities of any series may:

●	exchange them for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose; and

●	surrender them for registration of transfer or exchange at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose.

Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer satisfactory to the applicable trustee or transfer agent. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If in addition to the applicable trustee, the applicable prospectus supplement refers to any transfer agent initially designated by us for any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents for any series of debt securities.

Neither we, nor any trustee, will be required to:

●	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day that a notice of redemption of less than all the outstanding debt securities of the same series is mailed and ending at the close of business on the day of such mailing;

●	register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; and

●	issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation or Sale of Assets

The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (i) consolidate with, (ii) sell, lease or convey all or substantially all of our assets to, or (iii) merge with or into, any other entity provided that:

●	either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (a) to pay the principal of, and any premium or make-whole amount, and interest on, all of the debt securities and (b) to duly perform and observe all of the covenants and conditions contained in each indenture;

●	the holders of any outstanding debt securities shall be entitled to receive upon conversion or exchange of such debt securities the number of securities or property to which a holder of the number of ordinary shares or other securities of the Company deliverable upon conversion or exchange of such debt securities would have been entitled had such conversion or exchange occurred immediately prior to the transaction; and

●	an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Covenants

Existence. Except as described therein under “Company May Consolidate, Etc.,” the indentures require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, the indentures do not require us to preserve any right or franchise if we determine that any right or franchise is no longer desirable in the conduct of our business.

Provision of financial information. The indentures require us to (i) within 30 days of each of the respective dates by which we are required to file our annual reports, quarterly reports and other documents with the SEC, file with the trustee copies of the annual report, quarterly report and other documents that we file with the SEC under Section 13 or 15(d) of the Exchange Act and (ii) file with the trustee and the SEC any additional information, documents and reports regarding compliance by us with the conditions and covenants of the indentures, as required.

Additional covenants. The applicable prospectus supplement will set forth any of our additional covenants relating to any series of debt securities.

Events of Default, Notice and Waiver

Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:

●	default in the payment of any installment of interest on any debt security of such series continuing for 90 days;

●	default in the payment of principal of, or any premium or make-whole amount on, any debt security of such series as and when the same shall become due and payable, whether at maturity, upon redemption, by declaration or otherwise;

●	default in making any sinking fund payment as required for any debt security of such series as and when due and payable;

●	default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by us continuing for 90 days after written notice as provided in the applicable indenture, but not of a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series;

●	bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us; and

●	any other event of default provided with respect to a particular series of debt securities.

Notice of any such default shall be given to us by the trustee, or to us and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of that series. The written notice shall specify such default and require us to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and shall state that such notice is a “Notice of Default” under such indenture.

If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

●	we have deposited with the applicable trustee all matured installments of interest upon and the principal of (and premium, if any, on) all the outstanding debt securities of such series that shall have become due and payable other than by acceleration (with interest upon such principal and premium, if any, and upon overdue installments of interest), plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

●	all events of default, other than the non-payment of accelerated principal (and premium, if any) and accrued and unpaid interest on debt securities of such series, have been cured or waived.

The indentures require each trustee to give notice to the holders of debt securities within the later of 90 days after a default occurs and 30 days after it is actually known to a trustee or written notice of it is received by the trustee, unless such default has been cured or waived. However, the trustee may withhold notice if specified persons of such trustee consider such withholding to be in the interest of the holders of debt securities. The trustee may not withhold notice of a default in the payment of principal, any premium or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series.

The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 90 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium or make-whole amount, and interest on, such debt securities at the respective due dates thereof.

The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

●	is in conflict with any law or the applicable indenture;

●	may involve the trustee in personal liability; or

●	may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

Modification of the Indentures

The indentures provide that no modifications or amendments may, without the consent of each affected holder, impair the right of any holder of any debt security to (i) receive payment of the principal of (and premium, if any) and interest on the debt securities, as provided in the debt securities or indentures, on or after the respective due dates expressed in the debt securities or the indentures (or in the case of redemption, on the redemption date) or (ii) institute suit for the enforcement of any such payment on or after such respective dates or redemption date. Furthermore, no modification or amendment may, without the consent of the holders of all of the debt securities affected by the modification or amendment:

●	change the stated maturity of the principal of, or any premium or make-whole amount on, or any installment of principal of or interest on, any such debt security, or reduce the amount of interest payable thereon or principal thereof; or

●	reduce the percentage in principal amount of any outstanding debt securities necessary to modify or amend the applicable indenture with respect to such debt securities.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each affected series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with material restrictive covenants of the applicable indenture.

We and our respective trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities, including for any of the following purposes:

●	to evidence the succession of another person to us as obligor under such indenture in compliance with the Trust Indenture Act;

●	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;

●	to add events of default for the benefit of the holders of all or any series of debt securities;

●	to add or change any provisions of an indenture (i) to change or eliminate restrictions on the payment of principal of, or premium or make-whole amount, or interest on, debt securities in bearer form, (ii) to permit or facilitate the issuance of debt securities in uncertificated form, or (iii) that otherwise does not adversely affect the interests of the holders of the debt securities of any series in any material respect;

●	to establish the form or terms of debt securities of any series;

●	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee; and

●	to cure any ambiguity, defect or inconsistency in an indenture.

Subordination

Unless otherwise provided in the applicable prospectus supplement, subordinated debt securities will be subject to the following subordination provisions.

Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated debt securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior debt. However, our obligation to make payments of the principal of and interest on such subordinated debt securities otherwise will not be affected. No payment of principal or interest will be permitted to be made on subordinated debt securities at any time if a default on senior debt exists that permits the holders of such senior debt to accelerate its maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior debt is paid in full and until the subordinated debt securities are paid in full, holders of subordinated debt securities will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders of subordinated debt securities have been applied to the payment of senior debt. The subordinated indenture will not restrict the amount of senior debt or other indebtedness of ours. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of subordinated debt securities may recover less, ratably, than our general creditors.

The term “senior debt” will be defined in the applicable indenture as the principal of and interest on, or substantially similar payments to be made by us in respect of, other outstanding indebtedness, whether outstanding at the date of execution of the applicable indenture or subsequently incurred, created or assumed. The prospectus supplement may include a description of additional terms implementing the subordination feature.

No restrictions will be included in any indenture relating to subordinated debt securities upon the creation of additional senior debt.

If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise indicated in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:

●	either (i) all securities of such series have already been delivered to the applicable trustee for cancellation; or (ii) all securities of such series have not already been delivered to the applicable trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year, or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable, an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium or make-whole amount, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date;

●	we have paid or caused to be paid all other sums payable; and

●	an officers’ certificate and an opinion of counsel stating the conditions to discharging the debt securities have been satisfied have been delivered to the trustee.

Unless otherwise indicated in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium or make-whole amount, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, we may elect either:

●	to defease and be discharged from any and all obligations with respect to such debt securities; or

●	to be released from our obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, our obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

When we use the term “government obligations,” we mean securities that are:

●	direct obligations of the United States or the government that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

●	obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States or other government that issued the foreign currency in which the debt securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or such other government, which are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of any such government obligation held by such custodian for the account of the holder of a depository receipt. However, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of the government obligation evidenced by such depository receipt.

Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (i) the holder of a debt security of such series is entitled to, and does, elect under the terms of the applicable indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security, or (ii) a conversion event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and premium or make-whole amount, and interest on, such debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate.

When we use the term “conversion event,” we mean the cessation of use of:

●	a currency, currency unit or composite currency both by the government of the country that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

●	the European Currency Unit both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or

●	any currency unit or composite currency other than the European Currency Unit for the purposes for which it was established.

Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and any premium or make-whole amount, and interest on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into ordinary shares or other securities of ours will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into ordinary shares or other securities of ours, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company’s option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to such series. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company (“DTC”), as depository. We may issue global securities in either registered or bearer form and in either temporary or permanent form. We will describe the specific terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement relating to such series. We expect that unless the applicable prospectus supplement provides otherwise, the following provisions will apply to depository arrangements.

Once a global security is issued, the depository for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of participants that have accounts with such depository. Such accounts shall be designated by the underwriters, dealers or agents with respect to such debt securities or by us if we offer such debt securities directly. Ownership of beneficial interests in such global security will be limited to participants with the depository or persons that may hold interests through those participants.

We expect that, under procedures established by DTC, ownership of beneficial interests in any global security for which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee, with respect to beneficial interests of participants with the depository, and records of participants, with respect to beneficial interests of persons who hold through participants with the depository. Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee under the indenture. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if such person is not a participant with the depository, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if DTC requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and any premium or make-whole amount, and interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor the trustee have or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities including principal, any premium or make-whole amount, or interest. We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in such debt securities to be redeemed to be determined by lot. Neither we, the trustee, any paying agent nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.

Neither we nor the trustee will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and we do not appoint a successor depository within 90 days, we will issue individual debt securities in exchange for the global security representing such debt securities. In addition, we may at any time and at our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such debt securities, determine not to have any of such debt securities represented by one or more global securities and in such event will issue individual debt securities in exchange for the global security or securities representing such debt securities. Individual debt securities so issued will be issued in denominations of $1,000 and integral multiples of $1,000.

The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited with a depository, or with a nominee for such depository, identified in the applicable prospectus supplement. Any such bearer global securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement.

No Recourse

There is no recourse under any obligation, covenant or agreement in the applicable indenture or with respect to any security against any of our or our successor’s past, present or future shareholders, employees, officers or directors.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of ordinary shares, preference shares and/or debt securities in one or more series. We may issue warrants independently or together with ordinary shares, preference shares and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase ordinary shares or preference shares, the number of ordinary shares or preference shares, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the periods during which, and places at which, the warrants are exercisable;

●	the manner of exercise;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of ordinary shares, preference shares, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement;

●	the price or prices at which such units will be issued;

●	the applicable United States federal income tax considerations relating to the units;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Shares,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:

Modification without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

●	to cure any ambiguity, including modifying any provisions of the governing unit agreement that differ from those described below;

●	to correct or supplement any defective or inconsistent provision; or

●	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

●	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

●	reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

●	if the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

●	if the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by Delaware law.

Form, Exchange and Transfer

Unless the accompanying prospectus supplement states otherwise, we will issue each unit in global—i.e., book-entry-form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Unless the accompanying prospectus supplement states otherwise, each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combine them into fewer units of larger denominations, as long as the total amount is not changed.

●	Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

●	Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

●	If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

●	on or through the facilities of The Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

●	to or through a market maker otherwise than on The Nasdaq Capital Market or such other securities exchanges or quotation or trading services.

Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters, dealers or agents, if any;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to offerings pursuant to this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than our Class A Ordinary Shares and Class C Ordinary Shares, will be new issues of securities, and all securities we offer, other than our Class A Ordinary Shares, will have no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the securities on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Certain legal matters relating to U.S. law will be passed upon for us by Gibson, Dunn & Crutcher LLP. The validity of the securities offered in this prospectus and certain other legal matters relating to Cayman Islands law will be passed upon for us by Walkers (Cayman) LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of MoonLake Immunotherapeutics in its Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of internal control over financial reporting incorporated by reference herein, have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as set forth in their report thereon incorporated by reference herein, in reliance upon such report and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information included in the registration statement or the exhibits.

You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements on Schedule 14A and amendments or supplements to those reports and statements, filed with the SEC, free of charge at our website at www.moonlaketx.com or by means of the SEC’s website at www.sec.gov. The information found on, or that can be accessed from or that is hyperlinked to, our website or the SEC’s website is not part of this prospectus and you should not rely on that information when making a decision to invest in our Class A Ordinary Shares.

Any statement made in this prospectus and any prospectus supplement, periodic and current reports, proxy statements and other information filed or furnished with the SEC concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, document, agreement or other document as an exhibit to such filing or furnishing, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

Upon written or oral request, we will provide without charge to each person to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing, calling or emailing us at the contact information set forth below. We have authorized no one to provide you with any information that differs from that contained in this prospectus. Accordingly, we take no responsibility for any other information that others may give you. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

MoonLake Immunotherapeutics

Investor Relations

Dorfstrasse 29

6300 Zug

Switzerland

+41 415108022

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus incorporates by reference important business and financial information about the Company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any information referenced in this way is considered part of this prospectus. Any subsequent information filed with the SEC will automatically be deemed to update and supersede the information in this prospectus and in our other filings with the SEC. We incorporate by reference:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 25, 2026 (and any portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 21, 2026, that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025);

●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 11, 2026, and the quarter ended June 30, 2026, filed with the SEC on August 10, 2026;

●	our Current Reports on Form 8-K filed with the SEC on January 8, 2026, February 23, 2026, June 1, 2026, June 9, 2026, June 22, 2026 (Item 8.01 only), June 25, 2026 and July 15, 2026; and

●	the description of our securities contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 25, 2026, as may be further amended by any amendments or reports filed for the purposes of updating this description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.

We also incorporate by reference into this prospectus any further filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions deemed to have been “furnished” and not filed with the SEC, including those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information), including all filings filed after the date hereof and prior to the completion of the offering of all securities under this prospectus.

PROSPECTUS SUPPLEMENT

(To prospectus dated August 10, 2026)

MOONLAKE IMMUNOTHERAPEUTICS

Up to $300,000,000

Class A Ordinary Shares

We have entered into that certain Sales Agreement, dated August 31, 2023 (the “Original Sales Agreement”), as amended by Amendment No. 1 to Sales Agreement, dated August 10, 2026, (as amended, the “Sales Agreement”), with Leerink Partners LLC (“Leerink Partners”), relating to our Class A ordinary shares, par value $0.0001 per share (“Class A Ordinary Shares”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, from time to time we may offer and sell our Class A Ordinary Shares having an aggregate gross sales price of up to $300,000,000 through Leerink Partners, acting as sales agent or principal. As of the date of this prospectus supplement, we had previously issued and sold our Class A Ordinary Shares having an aggregate offering price of $136,179,018 pursuant to the Original Sales Agreement under a registration statement on Form S-3 that was declared effective by the Commission on September 11, 2023 and an accompanying prospectus supplement (the "Original Sales Agreement Prospectus"). Upon effectiveness of the registration statement of which this prospectus supplement forms a part, no further sales will be made pursuant to the Original Sales Agreement Prospectus.

Our Class A Ordinary Shares are listed on The Nasdaq Capital Market under the symbol “MLTX.” On August 7, 2026, the last reported sale price of our Class A Ordinary Shares as reported on The Nasdaq Capital Market was $18.26 per share.

Sales of our Class A Ordinary Shares, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Subject to terms of the Sales Agreement, Leerink Partners is not required to sell any specific number or dollar amount of securities but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Leerink Partners and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Leerink Partners will be entitled to a commission of up to 3.0% of the gross sales price per share sold under the Sales Agreement. In connection with the sale of our Class A Ordinary Shares on our behalf, Leerink Partners will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Leerink Partners may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Leerink Partners against certain civil liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” beginning on page S-9 for additional information regarding the compensation to be paid to Leerink Partners.

Investing in our Class A Ordinary Shares involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-3 of this prospectus supplement, and under similar headings in the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

Leerink Partners

The date of this prospectus supplement is August 10, 2026

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of an automatic shelf registration statement on Form S-3ASR that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act, utilizing a “shelf” registration process. Before buying any of the Class A Ordinary Shares that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision. Unless the context otherwise requires, references to “MoonLake,” “we,” “us,” “our,” “our Company,” “the Company” and “our business” refer to MoonLake Immunotherapeutics and its consolidated subsidiaries.

This prospectus supplement describes the terms of this offering of Class A Ordinary Shares and also adds to and updates information contained in the documents incorporated by reference into this prospectus. Generally, when we refer to this prospectus, we are referring to both this prospectus supplement and the accompanying prospectus. To the extent the information contained in this prospectus supplement differs from or conflicts with the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference into this prospectus supplement and the accompanying prospectus-the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and Leerink Partners has not, authorized anyone to provide you with information different from that which is contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you. No one is making offers to sell or seeking offers to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the prospectus, as applicable, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any related free writing prospectus, or any sale of our Class A Ordinary Shares. Our business, financial condition, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference include trademarks, servicemarks and tradenames owned by us or other companies. All trademarks, servicemarks and tradenames included or incorporated by reference in this prospectus supplement or the accompanying prospectus are the property of their respective owners.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us and this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our Class A Ordinary Shares. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we authorize for use in connection with this offering, including the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-3 of this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Company Overview

We are a clinical stage biotechnology company advancing therapies to address significant unmet needs in inflammatory skin and joint diseases. We are currently a single asset company focused on the development of Sonelokimab (“SLK”, also known as M1095/ALX 0761), a novel tri-specific IL-17A and IL-17F inhibiting Nanobody, that we exclusively licensed from Merck Healthcare KGaA, Darmstadt, Germany (“MHKDG”), an affiliate of Merck KGaA, Darmstadt, Germany, and that has the potential, based on response levels seen in clinical trials, to drive disease modification in dermatology and rheumatology patients.

SLK is a proprietary Nanobody that was discovered by Ablynx N.V., Belgium, a Sanofi company (“Ablynx”), and previously studied by MHKDG and Avillion LLP under a 2017 co-development agreement. The terms “Nanobody” and “Nanobodies” used herein are registered trademarks of Ablynx. Nanobodies are able to bind selectively to a specific antigen with high affinity. Nanobodies have a fraction of the molecular weight compared to traditional antibodies. They offer a number of potential advantages over traditional monoclonal antibodies, including the potential to create multivalent molecules with enhanced ability to penetrate inflamed tissue, especially when containing an additional albumin binding domain such as SLK, an easier manufacturing process and a higher thermostability.

We currently develop SLK in inflammatory diseases in dermatology and rheumatology where the pathophysiology is known to be driven by IL-17A and IL-17F. This group of diseases comprises our current target diseases, hidradenitis suppurativa, psoriatic arthritis, axial spondyloarthritis, palmoplantar pustulosis, and several other inflammatory conditions, including psoriasis. Our current target diseases affect millions of people worldwide, and we believe there is a need for improved treatment options. We believe that SLK has a differentiated mechanism of action and that its purposefully designed molecular characteristics, including its small size and its albumin binding site, facilitate deep tissue penetration in the skin and joints. We envision SLK as a key therapeutic alternative in our initial target indications and potentially in multiple other IL-17 driven inflammatory conditions.

Corporate Information

We were originally incorporated on August 13, 2020 in the Cayman Islands as a special purpose acquisition company under the name Helix Acquisition Corp., and our subsidiary, MoonLake Immunotherapeutics AG, a Swiss stock corporation (Aktiengesellschaft) registered with the commercial register of the Canton of Zug, Switzerland under the number CHE-433.093.536 (“MoonLake AG”), was incorporated in Switzerland in 2021. On April 5, 2022, MoonLake Immunotherapeutics (formerly known as Helix Acquisition Corp.) consummated the business combination pursuant to that certain Business Combination Agreement dated October 4, 2021 (the “Business Combination Agreement”), by and among Helix Acquisition Corp., MoonLake AG, the existing equityholders of MoonLake AG set forth on the signature pages to the Business Combination Agreement and equityholders of MoonLake AG that executed joinders to the Business Combination Agreement (collectively, the “ML Parties”), Helix Holdings LLC, a Cayman Islands limited liability company and the sponsor of Helix Acquisition Corp., and the representative of the ML Parties (such transactions contemplated by the Business Combination Agreement, collectively, the “Business Combination”). In connection with the consummation of the Business Combination, we changed our name from Helix Acquisition Corp. to MoonLake Immunotherapeutics. Our principal executive office is located in Dorfstrasse 29, 6300 Zug, Switzerland. Our website address is www.moonlaketx.com. Information contained on or accessible through our website is not a part of this prospectus supplement. We have included our website in this prospectus supplement solely as an inactive textual reference.

THE OFFERING

Class A Ordinary Shares offered by us	Our Class A Ordinary Shares having an aggregate offering price of up to $300,000,000.

Class A Ordinary Shares to be outstanding after the offering	Up to 100,036,038 Class A Ordinary Shares, assuming sales of 16,429,353 Class A Ordinary Shares in this offering at an assumed offering price of $18.26 per share, which was the last reported sale price of our Class A Ordinary Shares on The Nasdaq Capital Market on August 7, 2026. The actual number of shares issued will vary depending on the sales prices at which our Class A Ordinary Shares are sold under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through our sales agent, Leerink Partners. See “Plan of Distribution” on page S-9 of this prospectus supplement.

Use of Proceeds	We intend to use the net proceeds from this offering as working capital, including continuing to advance our pipeline through preclinical studies, clinical trials, regulatory submissions, business development, commercial planning and commercialization, and for general corporate purposes. See “Use of Proceeds” on page S-7 of this prospectus supplement.

Risk Factors	Investing in our Class A Ordinary Shares involves a high degree of risk. See the information contained in or incorporated by reference under the heading “Risk Factors” on page S-3 of this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and any free writing prospectus that we authorize for use in connection with this offering.

Nasdaq Capital Market symbol	“MLTX”

The number of Class A Ordinary Shares that will be outstanding after this offering is based on 83,606,685 Class A Ordinary Shares outstanding as of June 30, 2026 and excludes:

●	2,503,611 Class A Ordinary Shares subject to stock options granted under the Amended and Restated 2022 Equity Incentive Plan (as so amended, the “Incentive Plan”) at a weighted-average exercise price of $14.73 per share as of June 30, 2026;

●	6,020,591 Class A Ordinary Shares reserved for future equity award grants under the Incentive Plan as of June 30, 2026;

●	1,000,000 Class A Ordinary Shares issuable upon the exercise of pre-funded warrants to purchase Class A Ordinary Shares, with an exercise price of $0.0001, as of June 30, 2026; and

●	1,500,000 Class A Ordinary Shares issued upon the exercise in full of the underwriters’ (of the previously announced public offering of Class A Ordinary Shares and, in lieu of Class A Ordinary Shares to certain investors that so choose, pre-funded warrants to purchase Class A Ordinary Shares) option to purchase additional shares (the “Over-Allotment Option”), subsequent to June 30, 2026.

Except as otherwise indicated, the information in this prospectus supplement does not assume or give effect to any exercise of outstanding options after June 30, 2026.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering. In particular, you should consider the risk factors described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which is on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. In addition to those risk factors, there may be additional risks and uncertainties which are not currently known to us or that we currently deem immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to This Offering

If you purchase Class A Ordinary Shares in this offering, you will suffer immediate and substantial dilution in the book value per Class A Ordinary Share purchased in the offering.

The Class A Ordinary Shares sold in this offering from time to time will be sold at various prices. The per Class A Ordinary Share offering price may be substantially higher than the as adjusted net tangible book value per Class A Ordinary Share. Assuming that an aggregate of 16,429,353 Class A Ordinary Shares are sold at a price of $18.26 per share, which was the closing price of our Class A Ordinary Shares on The Nasdaq Capital Market on August 7, 2026, for aggregate gross proceeds of $300,000,000, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will incur immediate dilution of $11.07 per share. See “Dilution” on page S-8 of this prospectus supplement for a more detailed discussion of the dilution you will incur in connection with this offering.

You may experience future dilution as a result of future equity issuances.

In order to raise additional capital, we may at any time, including during the pendency of this offering, offer additional Class A Ordinary Shares or other securities convertible into or exchangeable for our Class A Ordinary Shares at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional Class A Ordinary Shares, or securities convertible or exchangeable into Class A Ordinary Shares, in future transactions may be higher or lower than the price per share paid by investors in this offering. In addition, there were (a) 2,503,611 Class A Ordinary Shares subject to stock options granted under the Incentive Plan at a weighted-average exercise price of $14.73 per share as of June 30, 2026, (b) 6,020,591 Class A Ordinary Shares reserved for future equity award grants under the Incentive Plan as of June 30, 2026, (c) 1,000,000 Class A Ordinary Shares issuable upon the exercise of pre-funded warrants as of June 30, 2026, and (d) 1,500,000 Class A Ordinary Shares issued upon the exercise in full of the Over-Allotment Option, subsequent to June 30, 2026. To the extent shares have been issued or are issued under outstanding options at exercise prices lower than the price of our Class A Ordinary Shares in this offering, you will incur further dilution.

Sales of a significant number of Class A Ordinary Shares in the public markets, or the perception that such sales could occur, could depress the market price of our Class A Ordinary Shares.

Sales of a substantial number of Class A Ordinary Shares in the public markets, or the perception that such sales could occur, could depress the market price of our Class A Ordinary Shares and impair our ability to raise capital through the sale of additional equity securities. We may sell a significant number of Class A Ordinary Shares at any time pursuant to this prospectus supplement and the accompanying prospectus or in one or more separate offerings. We cannot predict the effect that future sales of our Class A Ordinary Shares would have on the market price of our Class A Ordinary Shares.

The actual number of shares we will sell under the Sales Agreement, at any one time or in total, as well as the gross proceeds resulting from those sales, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Leerink Partners at any time throughout the term of the Sales Agreement. The number of shares that are sold by Leerink Partners under the Sales Agreement and upon delivery of a placement notice will fluctuate based on the market price of our Class A Ordinary Shares during the sales period and the limits we set with Leerink Partners. Because the price of each share sold will fluctuate based on the market price of our Class A Ordinary Shares during the sales period, it is not possible to predict the number of shares that will ultimately be sold or the gross proceeds to be raised in connection with the sale of Class A Ordinary Shares offered under this prospectus supplement.

We have broad discretion in the use of our cash and cash equivalents, including the net proceeds we receive in this offering, and may not use them effectively.

Our management has broad discretion to use our cash and cash equivalents, including the net proceeds we receive in this offering, to fund our operations and could spend these funds in ways that do not improve our results of operations or enhance the value of our Class A Ordinary Shares, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our Class A Ordinary Shares to decline and delay the development of our product candidates. You will not have the opportunity to influence our decisions on how to use our cash and cash equivalents, including the net proceeds from this offering. Pending their use to fund our operations, we may invest our cash and cash equivalents, including the net proceeds from this offering, in a manner that does not produce income or that loses value.

The Class A Ordinary Shares offered hereby will be sold in “at the market offerings” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, pricing and number of shares sold, and there is no maximum sales price. Pursuant to the parameters set by our board of directors, there will be a minimum sales price for Class A Ordinary Shares sold in this offering, which will limit our ability to make sales if the public trading price of our Class A Ordinary Shares drops below that minimum sales price. Such minimum sales price may be below the price paid by investors in this offering. Further, our board of directors will retain the ability to increase or decrease such minimum sales price in the future. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain forward-looking statements for purposes of federal securities laws. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact contained in this prospectus supplement and the accompanying prospectus, including, without limitation, statements regarding the following, are forward-looking statements: our future results of operations and financial position, our expectations regarding industry trends, the sufficiency of our cash and cash equivalents, the anticipated sources and uses of cash, the anticipated investments in our business, our business strategy, expectations regarding our clinical programs and the plans and objectives of management for future operations and capital expenditures. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “might,” “possible,” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus supplement and the accompanying prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus supplement and the accompanying prospectus contain forward-looking statements that reflect our plans and strategy for our business and related financing. Our actual results and the timing of events could differ materially from those anticipated in the forward-looking statements.

These forward-looking statements are subject to a number of important risks, uncertainties and other factors that could cause actual results to differ materially from those in the forward-looking statements expressed or implied in this prospectus supplement and the accompanying prospectus. Such risks, uncertainties and other factors include, among others, the risks, uncertainties and factors set forth in “Risk Factors,” and the following risks, uncertainties and factors:

●	our expected use of our existing cash and the net proceeds from this offering;

●	our expectations regarding the completion of this offering;

●	the potential impacts of raising additional capital, including dilution to our existing shareholders, restrictions on our operations or requirements that we relinquish rights to our technologies or product candidates;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

●	factors relating to our business, operations and financial performance, including, but not limited to:

o	we are substantially dependent on the success of our novel tri-specific Nanobody®, SLK, which we license from MHKDG;

o	our ability to obtain regulatory approval for our products, and any related restrictions or limitations of any approved products;

o	competition and competitive pressures from other global companies in the industries in which we operate;

o	we have incurred significant losses since inception, and we expect to incur significant losses for the foreseeable future and may not be able to achieve or sustain profitability in the future;

o	our ability to manage our growth effectively;

o	the impact of adverse business and economic conditions including inflationary pressures, general economic slowdown or a recession, fluctuating interest rates, new or increased tariffs and other barriers to trade, changes in fiscal and monetary policy or government budget dynamics, the prospect of a shutdown of the United States federal government, conflicts in the Middle East, and significant volatility in commodity prices, including the price of oil and the responses thereto;

o	while we have initiated and completed clinical trials, we have no products approved for commercial sale;

o	we require substantial additional capital to finance our operations, and if we are unable to raise such capital when needed or on acceptable terms, we may be forced to delay, reduce, and/or eliminate one or more of our development programs or future commercialization efforts;

o	our ability to renew existing contracts;

o	our limited operating history;

o	our ability to respond to general economic conditions;

o	securities litigation following periods of volatility in the marketplace or our share price; and

o	the ability to adequately protect our intellectual property rights.

These factors should not be construed as exhaustive and should be read in conjunction with the other factors described under the heading “Risk Factors” in this prospectus and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under the heading “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K, as may be updated by subsequent annual, quarterly and other reports that are incorporated by reference into this prospectus. You should evaluate all forward-looking statements made in this prospectus, including the documents we incorporate by reference, in the context of these risks, uncertainties and other factors.

The forward-looking statements contained in this prospectus are made as of the date hereof and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

We may issue and sell up to $300,000,000 of our Class A Ordinary Shares from time to time. Because we are not required to sell any Class A Ordinary Shares under the Sales Agreement, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any Class A Ordinary Shares under or fully utilize the Sales Agreement as a source of financing.

We intend to use the net proceeds from this offering as working capital, including continuing to advance our pipeline through preclinical studies, clinical trials, regulatory submissions, business development, commercial planning and commercialization, and for general corporate purposes.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds, if any, from this offering. Accordingly, we will retain broad discretion over the use of any such proceeds. Pending the use of the net proceeds from this offering as described above, we intend to invest the net proceeds in investment-grade, interest-bearing instruments.

DILUTION

If you purchase Class A Ordinary Shares in this offering, your ownership interest will be diluted to the extent of the difference between the purchase price per share and the as adjusted net tangible book value per share after giving effect to this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is total tangible assets less total liabilities, by the number of Class A Ordinary Shares. Dilution represents the difference between the portion of the amount per share paid by purchasers of Class A Ordinary Shares in this offering and the as adjusted net tangible book value per share of Class A Ordinary Share immediately after giving effect to this offering. Our net tangible book value as of June 30, 2026, was approximately $428.2 million, or $5.12 per share.

After giving effect to the assumed sale of 16,429,353 Class A Ordinary Shares at a sale price of $18.26 per share, the last sale price of our Class A Ordinary Shares on The Nasdaq Capital Market on August 7, 2026, after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2026, would have been $719.2 million, or $7.19 per Class A Ordinary Share. This represents an immediate increase in the as adjusted net tangible book value of $2.07 per share to our existing shareholders and an immediate dilution of $11.07 per share to new investors purchasing shares in this offering. The following table illustrates this per share dilution:

Assumed offering price per share		$18.26
Net tangible book value per share as of June 30, 2026	$5.12
Increase in net tangible book value per share attributable to new investors in offering	$2.07
As adjusted net tangible book value per share as of June 30, 2026, after giving effect to this offering		$7.19
Dilution per share to new investors in this offering		$11.07

Changes in the assumed public offering price of $18.26 per share would not affect our as adjusted net tangible book value after this offering because this offering is currently limited to $300,000,000. However, each $1.00 increase (decrease) in the assumed public offering price per share would increase (decrease) the dilution per share to new investors by approximately $0.94 per share ($0.93) per share, assuming that the aggregate dollar amount of shares offered by us, as set forth above, remains at $300,000,000 and after deducting the commissions and estimated offering expenses payable by us. The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of shares that we offer in this offering, and other terms of this offering determined at the time of each offer and sale.

The number of Class A Ordinary Shares that will be outstanding after this offering is based on 83,606,685 Class A Ordinary Shares outstanding as of June 30, 2026 and excludes:

●	2,503,611 Class A Ordinary Shares subject to stock options granted under the Incentive Plan at a weighted-average exercise price of $14.73 per share as of June 30, 2026;

●	6,020,591 Class A Ordinary Shares reserved for future equity award grants under the Incentive Plan as of June 30, 2026;

●	1,000,000 Class A Ordinary Shares issuable upon the exercise of pre-funded warrants to purchase Class A Ordinary Shares, with an exercise price of $0.0001, as of June 30, 2026; and

●	1,500,000 Class A Ordinary Shares issued upon the exercise in full of the Over-Allotment Option, subsequent to June 30, 2026.

To the extent shares have been issued or are issued under these outstanding options at exercise prices lower than the price of our Class A Ordinary Shares in this offering, you will incur further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with Leerink Partners under which we may issue and sell up to $300,000,000 of our Class A Ordinary Shares from time to time through or to Leerink Partners acting as our sales agent. Sales of our Class A Ordinary Shares, if any, will be made at market prices by any method that is deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through The Nasdaq Capital Market or any other existing trading market for our Class A Ordinary Shares. The below description of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. The Sales Agreement has been filed as an exhibit to our Registration Statement on Form S-3 of which this prospectus forms a part.

Leerink Partners will offer our Class A Ordinary Shares, subject to the terms and conditions of the Sales Agreement, on a daily basis or as otherwise agreed upon by us and Leerink Partners. We will designate the maximum amount of Class A Ordinary Shares to be sold through Leerink Partners on a daily basis or otherwise determine such maximum amount together with Leerink Partners. Subject to the terms and conditions of the Sales Agreement, Leerink Partners will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The Nasdaq Capital Market to sell on our behalf all of the Class A Ordinary Shares requested to be sold by us. We may instruct Leerink Partners not to sell our Class A Ordinary Shares if the sales cannot be effected at or above a minimum price designated by us from time to time. We or Leerink Partners may suspend the offering of our Class A Ordinary Shares under the Sales Agreement upon proper notice and subject to other conditions. Leerink Partners and we each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time. The offering of our Class A Ordinary Shares pursuant to the Sales Agreement will otherwise terminate upon the termination of the Sales Agreement as provided therein.

The compensation payable to Leerink Partners as sales agent will be up to 3.0% of the gross sales price of the shares sold through it pursuant to the Sales Agreement. Pursuant to the terms of the Sales Agreement, we have also agreed to reimburse Leerink Partners for certain specified expenses, including the fees and disbursements of its legal counsel, in an amount not to exceed $75,000. Additionally, pursuant to the terms of the Sales Agreement, we agreed to reimburse Leerink Partners for the documented fees and costs of its legal counsel reasonably incurred in connection with Leerink Partners’ ongoing diligence arising from the transactions contemplated by the Sales Agreement in an amount not to exceed $15,000 per calendar quarter. In accordance with FINRA Rule 5110, these reimbursed fees and expenses are deemed sales compensation to Leerink Partners in connection with this offering.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such Class A Ordinary Shares.

Leerink Partners will provide written confirmation to us following the close of trading on The Nasdaq Capital Market on each day in which Class A Ordinary Shares are sold through it as sales agent under the Sales Agreement. Each confirmation will include the number of Class A Ordinary Shares sold through it as sales agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.

We will report at least quarterly the number of Class A Ordinary Shares sold through Leerink Partners under the Sales Agreement, and the net proceeds to us and the compensation paid by us to Leerink Partners in connection with the sales of Class A Ordinary Shares during the relevant period.

Settlement for sales of Class A Ordinary Shares will occur, unless the parties agree otherwise, on the first business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of our Class A Ordinary Shares on our behalf, Leerink Partners may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Leerink Partners may be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to Leerink Partners against certain liabilities, including liabilities under the Securities Act. As sales agent, Leerink Partners will not engage in any transactions that stabilize our Class A Ordinary Shares.

Our Class A Ordinary Shares are listed and traded on The Nasdaq Capital Market under the symbol “MLTX.” The transfer agent and registrar of our Class A Ordinary Shares is Continental Stock Transfer & Trust Company.

LEGAL MATTERS

Certain legal matters relating to U.S. law will be passed upon for us by Gibson, Dunn & Crutcher LLP. Walkers (Cayman) LLP will pass upon the validity of the Class A Ordinary Shares offered hereby. Leerink Partners is being represented in connection with this offering by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

EXPERTS

The consolidated financial statements of MoonLake Immunotherapeutics in its Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of internal control over financial reporting incorporated by reference herein, have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as set forth in their report thereon incorporated by reference herein, in reliance upon such report and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are a part of that registration statement, but do not contain all of the information included in the registration statement or the exhibits.

You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements on Schedule 14A and amendments or supplements to those reports and statements, filed with the SEC, free of charge at our website at www.moonlaketx.com or by means of the SEC’s website at www.sec.gov. The information found on, or that can be accessed from or that is hyperlinked to, our website or the SEC’s website is not part of this prospectus supplement or the accompanying prospectus and you should not rely on that information when making a decision to invest in our Class A Ordinary Shares.

Any statement made in this prospectus supplement and the accompanying prospectus, periodic and current reports, proxy statements and other information filed or furnished with the SEC concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, document, agreement or other document as an exhibit to such filing or furnishing, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

Upon written or oral request, we will provide without charge to each person to whom a copy of this prospectus supplement or the accompanying prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing, calling or emailing us at the contact information set forth below. We have authorized no one to provide you with any information that differs from that contained in this prospectus supplement and the accompanying prospectus. Accordingly, we take no responsibility for any other information that others may give you. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date of the front cover of this prospectus supplement.

MoonLake Immunotherapeutics

Investor Relations

Dorfstrasse 29

6300 Zug

Switzerland

+41 415108022

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus supplement incorporates by reference important business and financial information about the Company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus supplement, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. Any information referenced in this way is considered part of this prospectus supplement. Any subsequent information filed with the SEC will automatically be deemed to update and supersede the information in this prospectus supplement and in our other filings with the SEC. We incorporate by reference:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 25, 2026 (and any portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 21, 2026, that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025);

●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 11, 2026, and the quarter ended June 30, 2026, filed with the SEC on August 10, 2026;

●	our Current Reports on Form 8-K filed with the SEC on January 8, 2026, February 23, 2026, June 1, 2026, June 9, 2026, June 22, 2026 (Item 8.01 only), June 25, 2026 and July 15, 2026; and

●	the description of our securities contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 25, 2026, as may be further amended by any amendments or reports filed for the purposes of updating this description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus supplement.

We also incorporate by reference into this prospectus supplement any further filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions deemed to have been “furnished” and not filed with the SEC, including those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information), including all filings filed after the date hereof and prior to the completion of the offering of all securities under this prospectus supplement.

MOONLAKE IMMUNOTHERAPEUTICS

Up to $300,000,000

Class A Ordinary Shares

PROSPECTUS SUPPLEMENT

Leerink Partners

August 10, 2026

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder on Form S-3 (other than underwriting discounts and commissions, if any) are set forth below. Each item listed is estimated, except for the SEC registration fee and the FINRA filing fee.

Amount To Be Paid
Securities and Exchange Commission registration fee			$(1)(2)
Printing fees and expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and registrar fees		*
Miscellaneous fees and expenses		*
Total	$	*

(1)	In accordance with Rules 456(b) and 457(r) of the Securities Act, we are deferring payment of the registration fee for all securities registered under this registration statement, other than the $300,000,000 of our ordinary shares that may be issued and sold from time to time under the sales agreement prospectus supplement.

(2)	Excludes registration fee offsets pursuant to Rule 457(p) of the Securities Act.

*	Estimated expenses not presently known. Each prospectus supplement will reflect estimated expenses based on the amount of the related offering.

Item 15. Indemnification of Directors and Officers

In most cases, under Cayman Islands law, the Company will be the proper plaintiff in any claim based on a breach of duty owed to it, and a claim against (for example) the Company’s directors or officers usually may not be brought by a shareholder. In principle, a shareholder does not have a direct right of action against directors of the Company. However, based on Cayman Islands authorities and English authorities (which will be of persuasive authority in the Cayman Islands), there are exceptions to the foregoing principle such that a shareholder may be entitled to bring a derivative action on behalf of the Company, but only in limited circumstances, including but not limited to: the Company acts or proposes to act illegally or ultra vires; the act complained of (although not ultra vires) could be affected if duly authorized by a special resolution that has not been obtained; and those who control the Company are perpetuating a “fraud on the minority.” A shareholder may have a direct right of action against the Company where the individual rights of that shareholder have been or will be infringed. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions.

Cayman Islands law does not specifically restrict a Cayman Islands exempted company from exculpating its directors or officers from liability for negligence or a breach of duty, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to limit liability against willful default, willful neglect, actual fraud or the consequences of committing a crime. The MAA provides for indemnification for every director and officer of the Company.

Cayman Islands law does not restrict the authority of a Cayman Islands exempted company to advance expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding, but there is no statutory provision expressly requiring or governing advancement of expenses. Instead, the ability to advance expenses is typically addressed in a Cayman Islands exempted company’s articles of association. The MAA provides for expense advancement provisions for indemnified persons.

We have entered into indemnification agreements with each of our directors and executive officers that obligate us to indemnify, hold harmless, exonerate, and to advance expenses as incurred, to the fullest extent permitted under applicable law, from damage arising from the fact that such person is or was an officer or director of MoonLake or its subsidiaries.

The MAA also provides that the Company may maintain insurance to protect a director or an officer against liability. The Company has obtained insurance that covers certain liabilities of its directors and officers.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, the MAA, any agreement, any vote of shareholders or disinterested directors or otherwise.

Our indemnification obligations may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement.
1.2	Sales Agreement, by and between MoonLake Immunotherapeutics and Leerink Partners LLC, dated August 31, 2023 (incorporated by reference to Exhibit 1.2 of the Company’s Registration Statement on Form S-3, filed with the SEC on August 31, 2023).
1.3***	Amendment No. 1 to Sales Agreement, by and between MoonLake Immunotherapeutics and Leerink Partners LLC, dated August 10, 2026.
2.1†	Business Combination Agreement, dated as of October 4, 2021, by and among Helix Acquisition Corp., MoonLake Immunotherapeutics AG, the existing shareholders and option rights holders of MoonLake Immunotherapeutics AG, Helix Holdings LLC, and Matthias Bodenstedt (incorporated by reference to Exhibit 2.1 of the Company’s Form 8-K, filed with the SEC on October 4, 2021).
3.1	Memorandum and Articles of Association of MoonLake Immunotherapeutics (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, filed with the SEC on April 11, 2022).
4.1***	Form of indenture for senior debt securities and the related form of senior debt security.
4.2***	Form of indenture for subordinated debt securities and related form of subordinated debt security.
4.3*	Form of Warrant Agreement and Warrant Certificate.
4.4*	Form of Unit Agreement and Unit Certificate.
5.1***	Opinion of Walkers (Cayman) LLP.
5.2***	Opinion of Walkers (Cayman) LLP.
23.1***	Consent of Baker Tilly US, LLP.
23.2***	Consent of Walkers (Cayman) LLP (included in Exhibit 5.1 hereto).
23.3***	Consent of Walkers (Cayman) LLP (included in Exhibit 5.2 hereto).
24.1	Power of Attorney (included on the signature pages to the registration statement).
25.1**	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939.
25.2**	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939.
107***	Filing Fee Table.

*	To be filed, if necessary, by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement, including a Current Report on Form 8-K.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the applicable rules thereunder.
***	Filed herewith.

†	The annexes, schedules, and certain exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5).

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue;

(8)	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective;

(9)	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(10)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Zug, Switzerland, on August 10, 2026.

MOONLAKE IMMUNOTHERAPEUTICS

By:	/s/ Dr. Jorge Santos da Silva
	Name:	Dr. Jorge Santos da Silva
	Title:	Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY AND SIGNATURES

Each person whose individual signature appears below hereby authorizes and appoints Dr. Jorge Santos da Silva and Matthias Bodenstedt and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney in fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post effective amendments and amendments thereto, and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys in fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following person in the capacities and on the date indicated.

Signature	Title	Date

/s/ Dr. Jorge Santos da Silva	Chief Executive Officer; Interim Chair of the Board; Director (Principal Executive Officer)	August 10, 2026
Dr. Jorge Santos da Silva

/s/ Matthias Bodenstedt	Chief Financial Officer (Principal Financial and Accounting Officer)	August 10, 2026
Matthias Bodenstedt

/s/ Spike Loy	Director	August 10, 2026
Spike Loy

/s/ Catherine Moukheibir	Director	August 10, 2026
Catherine Moukheibir

/s/ Dr. Andrew Phillips	Director	August 10, 2026
Dr. Andrew Phillips

/s/ Dr. Ramnik Xavier	Director	August 10, 2026
Dr. Ramnik Xavier

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of MoonLake Immunotherapeutics, in San Francisco, California on August 10, 2026.

MOONLAKE IMMUNOTHERAPEUTICS

By:	/s/ Spike Loy
Name:	Spike Loy
Title:	Director